                                                                   EXHIBIT 10.19

                               TABLE OF CONTENTS

Article 1                      Scope of the Agreement

Article 2                      Product Definition

Article 3                      Price and Payment

Article 4                      Duration

Article 5                      Ordering Procedure

Article 6                      Delivery

Article 7                      Rescheduling Delivery and Reconfiguration

Article 8                      Other Products, New Products, Modified Products

Article 9                      Quality Assurance

Article 10                     Warranty

Article 11                     Repair

Article 12                     Documentation

Article 13                     Data and Property Rights

Article 14                     Training

Article 15                     Termination

Article 16                     Notices

Article 17                     Entire Agreement

Article 18                     Arbitration

Article 19                     Governing Law

This Agreement is made by and between:

MILCOM INTERNATIONAL (hereinafter referred to as "MILCOM"), a United States Corporation duly organized and existing under the laws of the State of Delaware, having its principal place of business at 17500 Gillette Avenue, Irvine, CA 92714.

                                      and

Samsung Electronics (hereinafter referred to as SEC), a Korean Corporation duly organized and existing under the laws of Korea, having its principal place of business at 259 Gongdan Dong, Gumi City, Kyung-Buk, Republic of Korea.


                                   WITNESSTH
                                   ---------

MILCOM and SEC (hereinafter referred to as 'the parties') agree as follows:

Article 1- Scope of the Agreement
           ----------------------

SEC hereby agrees to purchase from MILCOM and MILCOM hereby agrees to sell to SEC the Products under the terms and conditions set forth in this agreement. (hereinafter referred to as the "Agreement".)

Article 2- Product Definition
           ------------------

The term "Products" shall mean all Linear RF power amplifiers (P/N MCA8000-250) and LPA Frame (P/N MCR4000-1) developed specifically for this Agreement and hereinafter manufactured, along with modifications or improvements therein by MILCOM and sold to SEC.

Article 3- Price and Payment
           -----------------

3.1   Pricing Agreement for future business.

      3.1a  Time Frame Starting: July 20, 1995
                       Ending: July 20, 1996
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      3.1b   Purchase orders to be placed on a quarterly basis
      3.1c SEC to provide six (6) months visibility on future requirements; by the end of each calendar quarter
             a) First three (3) months Purchase Order
             b) Second three (3) months Forecast
             c) SEC to supply monthly forecast updates
             d) After July 20, 1996 To be agreed by both parties.

                   Price
                   -----
             (confidential treatment requested pursuant to Rule 406)

3.2 The price is F.O.B. (according to the incoterms of the International Chamber of Commerce published in 1990) at the MILCOM'S premises in Irvine, CAlifornia, U.S.A.

      MILCOM assures that at the date of the Agreement, the above price is ADD equal to or less than the selling price to its most favored customer for same products of the same quantity.

3.3 SEC shall pay for the Products upon Delivery (as "Delivery" is defined in clause 6.1 below) by way net 30 days by means of S.E.A. in SAN JOSE.

R. Hunter and Esmond Kim to resolve the issue of freight Forward Costs currently being absorbed by Milcom; this cost should be incurred by SEC.

Article 4 - Duration
            --------

4.1 This agreement shall begin on July 20, 1995 specified in Article 3.1 and the expiration date of the Agreement will be in effect until the Parties have completed all dealings with each other.

4.2 Both Parties may change their terms and conditions of the Agreement by mutual written consent.

Article 5 - Ordering Procedure
            ------------------

5.1 All orders placed under this Agreement shall be bound by the terms and conditions of the Agreement.

     Each Purchase order issued by SEC must specify the quantity, SEC's code number and required delivery date(s) for all Products to be delivered pursuant to the Agreement.

5.2 All Purchase orders must be placed directly with MILCOM and must be acknowledged by MILCOM within fifteen (15) days of issuance and subject to the terms and conditions of this Agreement. The Orders shall become effective after issuance of the acknowledgment by MILCOM.

5.3  SEC to provide a six (6) month rolling quarterly forecast assuming twelve
     (12) week lead time.

Article 6 - Delivery
            --------

6.1 The delivery of the Products (hereinafter referred as "Delivery") is understood as the handing over of Products by MILCOM at MILCOM'S premises to the first common carrier designated by SEC.

     A detailed shipping schedule will reflect the requirements of the parties, and will be decided upon for each P.O.

6.2 In the event that delivery is delayed beyond the due date then, save Insofar as MILCOM is relived of such delay by reason of Force Majeure as defined in Article 6.3 below or to the extent orders significantly exceed SEC forecasts. SEC may claim reimbursement of the invoiced price of the Products that are delayed.

     The reimbursement may amount to 0.1% (one tenth percent) of the invoiced price per started business day beyond a grace period of two weeks after the Initial Delivery date, and shall not exceed 5% (five percent) of the invoiced price.

     This clause in effect per the most recent schedule agreed to by both parties.

6.3 For the purpose of the Agreement the term "Force Majeure" covers the following issues: acts of god, acts of war, acts of civil or military authority, fire, flood, explosion, earthquake, windstorm or any other condition beyond the control of MILCOM.

6.4 In the absence of SEC's specific instructions concerning transportation, MILCOM may choose the carrier, with the cost of transportation being invoiced to SEC by the carrier. SEC shall indemnify and shall hold MILCOM harmless from and against all claims, and actions of the carrier.

     SEC shall bear all liabilities in respect of the carrier. SEC undertakes in particular to pay the costs of transportation according to the agreed terms.

6.5 Title and risk of loss or damages shall pass to SEC upon Delivery of the Products.

Article 7 - Rescheduling Delivery and Reconfiguration
            -----------------------------------------

7.1 SEC may, by written notice to MILCOM reschedule delivery or change configuration without charge at any time more than 45 (forty five) days prior to scheduled delivery.

7.2 Deliveries may be rescheduled for a delay of not greater than 45 (five) days beyond the original date.

Article 8 - Other Products, New Products, Modified Products
            -----------------------------------------------

8.1  Other Products
     --------------

     The Agreement may be amended by the parties to include other products manufactured by MILCOM which shall be purchased by SEC under the same terms and conditions as those contained in the Agreement. The prices of other products shall be negotiated by the parties and settled in a written amendment signed by both Parties and attached to the Agreement.

8.2  New Products
     ------------

     In the event that MILCOM develops, during the period of the Agreement, new product(s) to replace the Products SEC has the right to phase out the Products during a mutually agreed period. Thereafter, SEC shall purchase the new products under the same terms and conditions as those contained in the Agreement. The prices of new products shall be negotiated by the Parties and settled in a written amendment signed by both Parties and attached to the Agreement.

8.3  Modified Products
     -----------------

     Milcom agrees to give a written notice to SEC of all significant modification(s) affecting mechanical form or fit changes per the outline drawing of the LPA; and modification(s) affecting the function and or electrical performance of the LPA per the Product specification, interface, or cost of maintenance of the Products, and at least 60 days before said modification(s) are implemented in the manufacturing line.

       SEC shall within one month from the receipt of this written notice notify MILCOM of its rejection of said modifications. Otherwise such modifications shall be considered as accepted by SEC. If such modifications are rejected, the Agreement will terminate any future obligations of the parties to sell/purchase products, however. SEC shall be entitled to place a last bulk order on the unmodified Products within 3 (three) months from receipt of the written notice.

8.3.1 MILCOM agrees to send a copy of all ECN'S (Engineering Change Notices) to SEC and define whether they are Major or Minor. Major changes require SEC approval prior to implementation while Minor changes are for information only. Administrative changes do not require a copy of the ECN to be sent to SEC.

Article 9 - Quality Assurance
            ----------------
9.1 Prior to all Delivery MILCOM shall submit the Products to a reliable testing procedure to insure that the Products are in compliance with specifications.

9.2 SEC reserves the right to verify, at MILCOM'S premises and upon prior written request, the observance of the quality assurance requirements.

       Should the audit require so, MILCOM will assist SEC by putting staff, measuring equipment, inspection data, etc., at its disposal.

9.3 SEC agrees to provide incoming inspection test results on a timely basis to provide feedback to MILCOM, thus to provide timely feedback and correlation of our results.

Article 10 - Warranty
             --------

10.1 MILCOM warrants the Products delivered under this Agreement to be free from defects in material, design and workmanship during a standard warranty period of (confidential treatment requested pursuant to Rule
       406) from delivery.

      Any defects shall be notified to MILCOM within 3 (three) weeks after such defects occur.

      In the event of breach of warranty notified to MILCOM, MILCOM shall repair or replace the defective products at its own premises, which shall be SEC's sole and exclusive remedy for such breach.

      MILCOM shall bear all expenses incurred in shipping such products to the designated repair center of MILCOM.

      MILCOM shall bear all expenses incurred in shipping the repaired or replaced products to SEC's port of entry, unless such products were not defective. In which case SEC bears reasonable expenses incurred in returning the products to them.

10.2 With respect to repair of products after the expiration of the (confidential treatment requested pursuant to Rule 406) warranty period specified above, MILCOM agrees to provide repair service at SEC's expenses, subject to separate negotiations which will be formalized in a separate SERVICE AGREEMENT.

10.3 MILCOM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, except as stated above, and MILCOM shall have no responsibility or liability under this Agreement for any special, or consequential damages including loss of profits, incurred or suffered by the SEC or others.

10.4 Subject to a five (5) day early-warning note from SEC to MILCOM, the turn-around time for replacement of defective Products is 15 (fifteen) working days after arrival at MILCOM'S repair center.

      The contractual warranty discontinues as of MILCOM'S shipping date and re-starts upon receipt by SEC of a replacement Product.

      The warranty period shall be extended just for the period which is consumed to repair or replace the defective Product.

10.6 In order to ensure that the operation proceeds smoothly, the repair facility must have a sufficient quantity of extra units on hand, in order to replace any defective units during and after installation and operation.

      The warranty is unalienable to any third parties without SEC's and MILCOM'S consent.

10.7 Warranty Seals: Tampering with or the removal of any warranty seal voids the contractual warranty requirement.

Article 11 - Repair
             ------

11.1 MILCOM shall maintain repair facilities in Korea immediately for the convenience of SEC.

11.2 The purpose of this facility is to accommodate units that can be cured on sight. If a defective unit cannot be cured in the repair facility, it will be returned to MILCOM.

11.3 If an LPA becomes defective in the STI field, it must be cured or replaced within 48 (forty eight) hours. Otherwise, it will be returned to MILCOM,

      Milcom will maintain a minimum of five (5) spare LPA units at its repair facility in Korea. After a spare unit has been issued to SEC and after the returned unit is repaired, SEC will return the spare unit from the field within forty-eight (48) hours after notification to SEC's Field Repair Maintenance facility.

11.4 MILCOM will provide and schedule a qualified engineer to visit SEC's factory on a monthly or on an as needed basis per our meeting notes of July 20, 1995. In addition, MILCOM presented a repair facility start-up schedule on June 28, 1995. Projected timing is late in 1995.

11.5 For SEC's security purposes, no contracted representative or agent of MILCOM (in Korea) can act as a Sales rep and in any capacity at MILCOM's repair facility in Korea.

11.6 For a period of (confidential treatment requested pursuant to Rule 406) after termination of the Agreement MILCOM shall continue to maintain facilities for the repair and will make improvements and updates available (where applicable) under the terms of Article 9.

      MILCOM shall sell to SEC or otherwise make available any specialized equipment needed to repair and maintain the Products, at the market price for similar equipment.

Article 12 - Documentation
             -------------

12.1 MILCOM will supply, free of charge, to SEC, an Operating manual, with respect to the LPA and Frame products. These manuals will provide for basic operating and set-up procedures, and incoming test procedures. This documentation will be provided in English.

12.2 To the extent available, additional technical documentation may be provided to SEC against separate invoicing.

Article 13 - Data and Property Rights
             ------------------------

13.1 All technical and commercial data provided under the Agreement must be kept secret to the extent required to be disclosed in the normal course of business except as provided solely for use by SEC with the Products and may not be used for any other purpose. No rights to any intellectual property residing in the Products or any data furnished thereunder are granted except by specific written permission by an authorized representative of MILCOM.

13.2 Neither party shall, without prior written consent to the other party, transfer any right or obligation or information or publicity resulting from the Agreement.

13.3 SEC may not undertake the manufacture of same amplifier for use in the same final system utilizing MILCOM technology.

Article 14 - Training
             --------

14.1 As part of this Agreement, MILCOM shall offer two (2) weeks training in the theory and testing of the Product for four (4) SEC engineers. All repairs will be at the repair facility in Korea or at the MILCOM facility in Irvine, Calif.

14.2 Instruction shall be given in the English Language at MILCOM's factory premises in Irvine, California. All transportation, room and board expenses shall be for the account of SEC. If additional training time is required, SEC will compensate MILCOM at a mutually agreeable rate.

Article 15 - Termination
             -----------

15.1 The Agreement shall continue in full force and effect until terminated as Provided herein.

15.2 Notwithstanding Article 15.3, this Agreement shall terminate immediately and as of right upon written notice to the other party in case the other party goes into liquidation or has a receiver appointed or in case MILCOM terminates the Agreement under Article 8.3 above.

15.3 Either party may terminate the Agreement as of right, upon written notice to the other party if such party defaults in its obligations under the Agreement and such default is not cured within a Period of 30 (thirty) days after the date of written notice thereof is given in particular in the following case:

      - Failure of SEC to timely pay Under the terms of Article 3.3 above.
      - Failure of SEC to comply with the same terms of Article 8.3 above.

      The Agreement shall be terminated automatically after the notice period has expired without cure.

Article 16 - Notices
             -------

Here executed by MILCOM and SEC all notices or information shall be sent to the following address:

If to MILCOM:   MILCOM INTERNATIONAL, INC.
                17500 Gillette Avenue
                Irvine, California 92714 U.S.A.

                Tel: (1) 714-757-0530
                Fax: (1) 714-757-0941

If to SEC       SAMSUNG ELECTRONICS
                6th FL, Samsung Main BD.
                250, 2-Ka, Taepyung-Ro, Chung-Ku,
                Seoul, Korea

                Tel  (82) 2-726-3699
                Fax  (82) 2-726-3688


Article 17 - Entire Agreement
             ----------------

17.1 No understanding or representation which would have the affect of altering any term obligation or condition hereof shall bind either party unless incorporated herein. This Agreement shall only be amended by written agreement signed by both parties.

17.2 No failure of either party to enforce any provisions of the Agreement shall be construed as a waiver of such party thereafter to enforce the same.

17.3 Any difficulties or uncertainties in interpretation arising from contradictory provisions existing in the Agreement shall be solved solely by reference to the Agreement.

Article 18 - Arbitration
             -----------

18.1 All disputes, controversy arising out of or in connection with this Agreement shall be settled by mutual consultation between SEC and MILCOM, in good faith as soon as possible, but failing an amicable settlement shall be settled finally by arbitration. Such arbitration shall be conducted in County of respondent, in accordance with the Commercial Arbitration Rules of the International Chamber of Commerce. The arbitration award shall be final and binding. Cost of the arbitration, including reasonable attorney's fees up to US$10,000.00 of the prevailing party, shall be borne by and paid for by the non-prevailing party.

Article 19 - Governing Law
             -------------

19.1 This agreement shall be construed under and governed by the laws of Republic of Korea

IN WITNESS THEREOF THE PARTIES HERETO HAVE THIS AGREEMENT CONCLUDED BY THEIR DULY AUTHORIZED REPRESENTATIVES AS OF THE EFFECTIVE DATE SET FORTH BELOW.

This Agreement has been made in duplicate and each of the parties has taken one original.


SAMSUNG ELECTRONICS CO., LTD.                  MILCOM INTERNATIONAL INC.

BY:  /s/ J.Y. KWON                             BY:   /s/ ALFONSO G. CORDERO
     -------------------------                       --------------------------

Its: G. Manager                                Its:  General Manager
     -------------------------                       --------------------------